Investor Contact: Alex Ovshey
Graphic Packaging Holding Company
404-710-8431
alex.ovshey@graphicpkg.com

Graphic Packaging Holding Company Reports Second Quarter 2017 Results

Highlights

•	Q2 Net Sales were $1,094.7 million versus $1,103.2 million in the prior year period.

•	Q2 Net Tons Sold were 733.9 thousand tons versus 721.9 thousand tons in the prior year period.

•	Q2 Earnings per Diluted Share were $0.14 versus $0.24 in the prior year period.

•	Q2 Adjusted Earnings per Diluted Share were $0.15 versus $0.19 in the prior year period.

•	Q2 Net Income was $42.0 million versus $77.8 million in the prior year period.

•	Q2 Adjusted EBITDA was $170.6 million versus $195.2 million in the prior year period.

•	Returned $42.8 million to stockholders in Q2 through dividends and share repurchases.

ATLANTA, GA, July 25, 2017. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage and consumer product companies, today reported Net Income for second quarter 2017 of $42.0 million, or $0.14 per share, based on 311.1 million weighted average diluted shares. This compares to second quarter 2016 Net Income of $77.8 million, or $0.24 per share, based on 322.5 million weighted average diluted shares.
Second quarter 2017 Net Income was negatively impacted by $4.4 million (net of a $1.7 million tax benefit) of business combinations and other special charges. When adjusting for these charges, Adjusted Net Income for the second quarter of 2017 was $46.4 million, or $0.15 per diluted share. This compares to second quarter 2016 Adjusted Net Income of $60.1 million or $0.19 per diluted share.
“Our second quarter Adjusted EBITDA met our expectations at $171 million compared to $195 million in the prior year period. Net Tons Sold were up 1.7%, reflecting an acquisition and slightly positive core volumes. We successfully completed our bi-annual maintenance cold outage at the West Monroe, Louisiana mill” said President and CEO Michael Doss. “The quarter was negatively impacted by accelerating commodity input costs, primarily recycled fiber, and the planned downtime costs.”
“We are executing price increases to offset the unprecedented recycled fiber input cost inflation and expect margins to improve from our pricing actions during the second half of 2017 and in 2018. Our focus on meeting cash flow commitments, growing cash flow, and returning more of it to stockholders over time has not changed. We returned $43 million to stockholders in the second quarter of 2017 through dividends and share repurchases. We announced the Carton Craft acquisition in mid-June, and completed the transaction on July 10, 2017. We remain committed to a balanced capital allocation strategy, which includes reinvesting in our business to drive strong cash returns on cash invested, strategic acquisitions at compelling post-synergy multiples, and returning cash to stockholders through dividends and share repurchases.”

Operating Results
Net Sales
Net Sales decreased 0.8% to $1,094.7 million in the second quarter of 2017, compared to $1,103.2 million in the prior year period. When comparing against the prior year quarter, net sales were positively impacted by $13.0 million of improved volume/mix related to an acquisition and slightly positive core volumes. These benefits were more than offset by $11.3 million of unfavorable foreign exchange rates and $10.2 million of lower pricing.
Attached is supplemental data showing Net Tons Sold for the first and second quarters of 2017 and each quarter of 2016.
EBITDA
EBITDA for the second quarter of 2017 was $164.5 million, or $23.6 million lower than the second quarter of 2016. After adjusting both periods for expenses associated with business combinations and other special charges, Adjusted EBITDA decreased as expected to $170.6 million in the second quarter of 2017 from $195.2 million in the second quarter of 2016. When comparing against the prior year quarter, Adjusted EBITDA in the second quarter of 2017 was positively impacted by $15.8 million of improved net operating performance and $1.4 million of favorable volume/mix. These benefits were more than offset by $22.7 million of commodity input cost inflation, $10.2 million of lower pricing, $7.5 million of other inflation (primarily labor and benefits), and $1.4 million of unfavorable foreign exchange rates.

Other Results

Total Debt (Long-Term, Short-Term and Current Portion) decreased $40.5 million during the second quarter of 2017 to $2,227.4 million compared to the first quarter of 2017. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) decreased $15.6 million during the second quarter of 2017 to $2,214.9 million compared to the first quarter of 2017. At quarter end, the Company's Net Leverage Ratio was 3.13 times Adjusted EBITDA compared to 2.76 times at the end of 2016.
At June 30, 2017, the Company had available global liquidity of $1,167.9 million, including the undrawn availability under its global revolving credit facilities.
Net Interest Expense was $22.5 million in the second quarter of 2017, up compared to the $18.2 million in the second quarter of 2016, reflecting higher average debt balances and interest rates.
Capital expenditures for the second quarter of 2017 were $68.4 million compared to $83.0 million in the second quarter of 2016.
Second quarter 2017 Income Tax Expense was $23.6 million compared to $10.1 million in the second quarter of 2016.
Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Total Net Debt and Net Leverage Ratio is attached to this release.

Earnings Call
The Company will host a conference call at 10:00 am eastern time today (July 25, 2017) to discuss the results of second quarter 2017. To access the conference call, please go to the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com and click the audio webcast link. For those calling from within North America, dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID # 61299861). Supporting materials for our conference call have also been posted to the Company’s website. Replays of the call will be available for one week following the completion of the call and can be accessed by dialing 855-859-2056.

Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to expected improvement in margins are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives and cost reduction plans, the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of paper-based packaging solutions for a wide variety of products to food, beverage and other consumer product companies. The Company operates on a global basis, is one of the largest producers of folding cartons in the United States, and holds leading market positions in coated unbleached kraft paperboard and coated-recycled paperboard. The Company's customers include many of the world's most widely recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2017	2016	2017	2016
Net Sales	$1,094.7	$1,103.2	$2,156.2	$2,137.2
Cost of Sales	917.8	898.4	1,804.3	1,724.7
Selling, General and Administrative	83.6	92.7	174.7	181.8
Other (Income) Expense, Net	(0.4)	1.2	(0.6)	2.1
Business Combinations and Other Special Charges	6.1	5.3	14.7	15.8
Income from Operations	87.6	105.6	163.1	212.8
Interest Expense, Net	(22.5)	(18.2)	(43.8)	(35.1)
Income before Income Taxes and Equity Income of Unconsolidated Entity	65.1	87.4	119.3	177.7
Income Tax Expense	(23.6)	(10.1)	(41.2)	(43.3)
Income before Equity Income of Unconsolidated Entity	41.5	77.3	78.1	134.4
Equity Income of Unconsolidated Entity	0.5	0.5	0.9	0.9
Net Income	$42.0	$77.8	$79.0	$135.3

Net Income Per Share — Basic and Diluted	$0.14	$0.24	$0.25	$0.42

Weighted Average Number of Shares Outstanding - Basic	310.7	322.1	311.8	323.3
Weighted Average Number of Shares Outstanding - Diluted	311.1	322.5	312.5	324.1

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	June 30, 2017	December 31, 2016

ASSETS

Current Assets:
Cash and Cash Equivalents	$12.5	$59.1
Receivables, Net	493.6	426.8
Inventories, Net	600.2	582.9
Other Current Assets	45.7	46.1
Total Current Assets	1,152.0	1,114.9
Property, Plant and Equipment, Net	1,813.5	1,751.9
Goodwill	1,266.4	1,260.3
Intangible Assets, Net	423.7	445.3
Other Assets	35.8	31.0
Total Assets	$4,691.4	$4,603.4

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$47.5	$63.4
Accounts Payable	465.3	466.5
Other Accrued Liabilities	256.5	249.9
Total Current Liabilities	769.3	779.8
Long-Term Debt	2,165.7	2,088.5
Deferred Income Tax Liabilities	400.7	408.0
Other Noncurrent Liabilities	259.0	270.6

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 310,108,823 and 313,533,785 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	3.1	3.1
Capital in Excess of Par Value	1,677.0	1,709.0
Accumulated Deficit	(229.5)	(268.0)
Accumulated Other Comprehensive Loss	(353.9)	(387.6)
Total Shareholders’ Equity	1,096.7	1,056.5
Total Liabilities and Shareholders’ Equity	$4,691.4	$4,603.4

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
In millions	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$79.0	$135.3
Non-cash Items Included in Net Income:
Depreciation and Amortization	150.2	145.9
Deferred Income Taxes	30.7	31.8
Amount of Postretirement Expense Less Than Funding	(15.4)	(2.1)
Other, Net	(4.5)	24.2
Changes in Operating Assets and Liabilities	(74.9)	(88.1)
Net Cash Provided by Operating Activities	165.1	247.0

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(135.8)	(179.4)
Packaging Machinery Spending	(8.7)	(6.6)
Acquisition of Businesses, Net of Cash Acquired	—	(328.9)
Other, Net	(2.3)	(2.8)
Net Cash Used in Investing Activities	(146.8)	(517.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(59.6)	(79.7)
Payments on Debt	(12.5)	(12.5)
Borrowings under Revolving Credit Facilities	502.3	843.3
Payments on Revolving Credit Facilities	(449.0)	(454.5)
Repurchase of Common Stock related to Share-Based Payments	(10.0)	(10.4)
Dividends Paid	(46.9)	(32.4)
Other, Net	9.1	(0.3)
Net Cash (Used In) Provided by Financing Activities	(66.6)	253.5
Effect of Exchange Rate Changes on Cash	1.7	1.0
Net Decrease in Cash and Cash Equivalents	(46.6)	(16.2)
Cash and Cash Equivalents at Beginning of Period	59.1	54.9
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$12.5	$38.7

Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2017	2016	2017	2016
Net Income	$42.0	$77.8	$79.0	$135.3
Add (Subtract):
Income Tax Expense	23.6	10.1	41.2	43.3
Equity Income of Unconsolidated Entity	(0.5)	(0.5)	(0.9)	(0.9)
Interest Expense, Net	22.5	18.2	43.8	35.1
Depreciation and Amortization	76.9	82.5	153.7	158.2
EBITDA	164.5	188.1	316.8	371.0
Business Combinations and Other Special Charges (a)	6.1	7.1	14.7	17.6
Adjusted EBITDA	$170.6	$195.2	$331.5	$388.6

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	15.6%	17.7%	15.4%	18.2%

Net Income	$42.0	$77.8	$79.0	$135.3
Business Combinations and Other Special Charges	6.1	7.1	14.7	17.6
Tax Impact of Business Combinations and Other Special Charges	(1.7)	(2.4)	(4.6)	(5.8)
One-time Discrete Tax Item	—	(22.4)	—	(22.4)
Adjusted Net Income	$46.4	$60.1	$89.1	$124.7

Adjusted Earnings Per Share - Basic	$0.15	$0.19	$0.29	$0.39
Adjusted Earnings Per Share - Diluted	$0.15	$0.19	$0.29	$0.38
(a) For the three and six months ended June 30, 2016, $1.8 million is recorded in costs of sales for inventory valuation adjustments related to business combinations.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	June 30,	June 30,	December 31,
In millions	2017	2016	2016
Net Income	$171.7	$252.7	$228.0
Add (Subtract):
Income Tax Expense	91.1	105.0	93.2
Equity Income of Unconsolidated Entities	(1.8)	(1.5)	(1.8)
Interest Expense, Net	85.3	68.2	76.6
Depreciation and Amortization	322.9	308.4	327.4
EBITDA	669.2	732.8	723.4
Business Combinations and Other Special Charges	37.5	31.7	40.4
Loss on Sale of Assets, Net	—	1.9	—
Adjusted EBITDA	$706.7	$766.4	$763.8

	June 30,	June 30,	December 31,
Calculation of Net Debt:	2017	2016	2016
Short-Term Debt and Current Portion of Long-Term Debt	$47.5	$61.8	$63.4
Long-Term Debt (a)	2,179.9	2,225.2	2,104.4
Less:
Cash and Cash Equivalents	(12.5)	(38.7)	(59.1)
Total Net Debt	$2,214.9	$2,248.3	$2,108.7

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	3.13	2.93	2.76
(a) Excludes unamortized deferred debt issue costs.

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2017

Net Tons Sold (000's)	726.8	733.9
2016

Net Tons Sold (000's)	687.0	721.9	721.6	706.8